Exhibit 11.1

Statement related to the computation of per common share earnings.


                                                                              June 30,
                                                                  ----------------------------------
                                                                        1999               1998
                                                                  ---------------     --------------
             BASIC:
             Shares and share equivalents:
                  Weighted average common and
                  common equivalent shares outstanding                  9,168,124          8,197,392

             Net loss                                             $    (5,860,276)    $   (3,195,152)

             Basic and diluted net loss per share:
                  Continuing operations                           $         (0.56)    $        (0.39)
                                                                  ===============     ==============
                  Discontinued operations                         $         (0.08)                --
                                                                  ===============     ==============